EXHIBIT 10.7

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of [                    ], 2006, among Symmetry Holdings Inc., a Delaware corporation (the “Company”), and the undersigned parties listed under Investors on the signature page or pages hereto (collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Investors have purchased and intend to purchase unregistered securities of the Company in reliance on representations by the Company that it would grant to them certain rights to require the Company to register the resale of unregistered securities now or hereafter held by them; and

WHEREAS, the Parties desire to set forth herein such rights and related rights and obligations.

NOW, THEREFORE, in consideration of the premises, representations and warranties, and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions.

1.1	As used herein, the following terms shall have the following meanings:

“Affiliate” with respect to any Person, shall mean any other Person which controls, is controlled by or is under common control with, directly or indirectly, such Person, and, if such Person is a natural person, includes any member of such Person’s immediate family, or, if such Person is an entity, includes any trustee, member, general partner, manager, director or executive officer of, or any Person performing similar functions for, such Person.

“Agreement” shall mean this Registration Rights Agreement, including exhibits, schedules and other attachments, in each case, as amended or supplemented from time to time.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Business Combination” shall mean an acquisition by the Company, directly or indirectly through one or more subsidiaries, of (or control of) one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other transaction. For this purpose, an operating business includes an infrastructure project.

“Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the title to this Agreement.

“Conversion Right” shall have the meaning set forth in Section 3.6.

“Criteria for the Initial Business Combination” shall have the meaning set forth in the Charter.

“Demand Registration” shall have the meaning set forth in Section 2.1.1.

“Demanding Holder” shall have the meaning set forth in Section 2.1.1.

“Equity Interests” shall mean common equity interests of any class or kind (however designated) of the Company, including (a) the Common Stock, (b) any options or warrants to purchase such common equity interests (including the Private Placement Warrants and the option to purchase 187,500 units issued to the Investors in connection with the Company’s initial public offering), or (c) other securities issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock, in the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company) or change of outstanding Common Stock (other than a change relating to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Form S-3” shall have the meaning set forth in Section 2.3.

“FTN Purchase Option” shall mean the option to purchase 750,000 units (each unit consisting of one share of common stock and one warrant) issued to FTN Midwest Securities Corp. or its designees in connection with the Company’s initial public offering (as such option may be transferred from time to time in accordance with its terms).

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“FTN Purchase Option Shares” shall mean the securities that are registrable under the FTN Purchase Option.

“Governmental Authority” shall mean any government (including any United States federal, foreign, state, provincial, city, municipal, cantonal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive or legislative department, commission, body, agency, authority or instrumentality of any thereof.

“Indemnified Party” shall have the meaning set forth in Section 5.3.

“Indemnifying Party” shall have the meaning set forth in Section 5.3.

“Initial Business Combination” shall mean a Business Combination that meets the Criteria for the Initial Business Combination.

“Investors” shall have the meaning set forth in the title to this Agreement.

“Investor Indemnified Party” shall have the meaning set forth in Section 5.1.

“Judicial Authority” shall mean any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

“Law” shall mean any treaty, code, statute, law (including common law), rule, regulation, or ordinance of any kind of any Governmental Authority.

“Maximum Number of Shares” shall have the meaning set forth in Section 2.1.4.

“Option Warrants” shall mean the warrants to be purchased by the Investors under the Stockholder’s Purchase Option.

“Order” shall mean any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Piggy-Back Registration” shall have the meaning set forth in Section 2.2.1.

“Parties” shall mean the Company (and successors required under Section 6.3) and the Investors (and other holders of Registrable Securities to the extent permitted under Section 6.3); provided, that if an Investor (or other holder) no longer holds Registrable Securities, it shall cease to be a Party as to the transactions occurring thereafter.

“Person” shall mean an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock

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company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a Judicial Authority, a Governmental Authority or any other entity or association of any kind.

“Private Placement” shall mean the private placement pursuant to which the Investors will purchase warrants pursuant to Warrant Subscription Agreements, dated [_____________], 2006.

“Private Placement Warrants” shall mean the warrants to be purchased by the Investors in the Private Placement.

“Pro Rata” shall have the meaning set forth in Section 2.1.4.

“Qualifying Investor” shall mean, with respect to any Investor, (a) [any partner, member or stockholder thereof, (b)] any Person controlling, controlled by, or under common control with, such Investor or any partner thereof, or [(c)] any other direct transferee from such Investor of at least ten percent (10%) of the outstanding Common Stock.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean all of the Equity Interests now owned or hereafter acquired and held by any of the Investors or a successor thereto or permitted transferee or assign thereof; provided, however, that Equity Interests shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Equity Interests shall have become effective under the Securities Act and such Equity Interests shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such Equity Interests shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such Equity Interests shall have ceased to be outstanding, or (d) such Equity Interests are eligible for resale without volume limitations pursuant to Rule 144.

“Registration Statement” shall mean a registration statement filed by the Company with the Commission in compliance with the Securities Act for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another Person).

“Release Date” shall mean the date of consummation of the Initial Business Combination.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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“Stockholder’s Purchase Option” shall mean the option to purchase 187,500 units issued to the Investors in connection with the Company’s initial public offering.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

1.2	Interpretation. Unless otherwise expressly specified in this Agreement:

(a)    the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;

(b)    the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;

(c)    the word “written” and the phrase “in writing,” and correlative words, and phrases, include electronic and facsimile transmissions;

(d)    the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;

(e)    the masculine, feminine or neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;

(f)    the word “or” is not exclusive;

(g)    the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(h)    references to a Person shall include the successors and assigns thereof permitted by this Agreement;

(i)     references to any Law or Order mean such Law or Order as amended, modified or supplemented and, in the case of any Law, also means any successor Law;

(j)     references to a “Board of Directors” of a Person mean the board of directors or correlative governing body or authority of such Person and include any committee thereof, references to an “officer” or “director” of a Person mean an officer, director, executive, manager or trustee of such Person or an individual performing correlative functions for such Person, references to the words “stockholder” and “shareholder” are synonymous, and references to the “stockholders” or “shareholders” of a Person mean the stockholders, shareholders or other owners of equity interests (including partners and members) of such Person;

(k)    references to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement;

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(l)     capitalized terms that are correlative to terms defined in Section 1.1 shall have correlative meanings;

(m)	references to a “majority-in-interest” shall mean more than 50%; and

(n)     references to “operation of Law” shall include any reclassification, change, consolidation, merger, combination, sale or conveyance in which the Common Stock is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person.

2.	Registration Rights.

2.1	Demand Registration.

2.1.1.  Request for Registration. At any time and from time to time on or after the Release Date, any holder of Registrable Securities may make a written demand for registration (a “Demand”) under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”). Each Demand shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the Demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company, which notice shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect, under this Section 2.1.1 in respect of Registrable Securities, (a) any Demand Registration unless (i) the holders of Registrable Securities making Demands propose to sell an aggregate of at least (x) $5,000,000 of Registrable Securities (based on a closing price of the securities in the principal trading market for the securities on a date within thirty (30) days prior to the date of the initial Demand) and (y) 1% of the Company’s outstanding securities and (ii) at least 20% of the Registrable Securities are proposed to be registered in such Demand Registration, or (b) more than (x) one Demand Registration during any consecutive nine (9) month period or (y) an aggregate of two (2) Demand Registrations. The Company may include in any Demand Registration additional shares of Common Stock for sale for its own account or for the account of any other Person who has been granted piggyback registration rights. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, then the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. No Investor may request a Demand Registration pursuant to this Section 2.1 at any time after the seventh (7th) anniversary of the Release Date.

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2.1.2.  Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, any stop order or injunction of the Commission or any other Governmental Authority interferes with the offering of Registrable Securities pursuant to a Demand Registration, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective unless and until (a) such stop order or injunction is removed, rescinded or otherwise terminated and (b) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement in respect of a Demand Registration until the prior Registration Statement that has been filed in respect of the Demand Registration is counted as a Demand Registration or is terminated.

2.1.3.  Underwritten Offering. If a majority-in-interest of the Demanding Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration may be an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such Demand Registration shall be conditioned upon such holder’s participation in such underwriting and entry into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by (a) at the Company’s option within thirty (30) days after the [making of a written demand for a Demand Registration], the Company (provided that the Underwriter or Underwriters so selected shall be a nationally recognized investment banking firm or firms) or (b) if the Company does not so select the Underwriter or Underwriters within such thirty (30) day period, then a majority-in-interest of such Demanding Holders (who shall give notice to the Company and all other holders as to such selection). Selection of such Underwriter(s) shall be binding on the Company and all holders unless otherwise agreed by the Company and a majority-in-interest of [the Demanding Holders].

2.1.4.  Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering gives written advice to the Company and the Demanding Holders that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested, (ii) second, all shares of Common Stock or other securities that the Company desires to sell (all pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the

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Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities that other stockholders desire to sell, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.1.5.  Withdrawal. If any Demanding Holder disapproves of the terms of any underwriting, such Demanding Holder may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of its request to withdraw prior to the pricing (if the Demand Registration is underwritten) or effectiveness (if the Demand Registration is not underwritten) of the Registration Statement filed with the Commission with respect to such Demand Registration. If any such withdrawal or withdrawals by a Demanding Holder or Demanding Holders reduce the size of the proposed offering relating to a Demand Registration so that the Underwriter or Underwriters believe that such Demand Registration may not be marketed, then such Registration Statement will be withdrawn and such registration shall not count as a Demand Registration provided for in Section 2.1.1 and no further demand for a Demand Registration may be made for six (6) months following such withdrawal of the Registration Statement.

2.2	Piggy-Back Registration.

2.2.1.  Piggy-Back Rights. If at any time on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or an offering of securities solely to the Company’s existing security holders, (iii) relating to a transaction contemplated by Rule 145(a) promulgated under the Securities Act, (iv) for an offering of debt that is convertible into equity securities of the Company or (v) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of

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distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. The Company shall not be obligated to effect any such registration pursuant to this Section 2.2 if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.

2.2.2.  Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering gives written advice to the Company and the holders of Registrable Securities that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i)    if the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities and FTN Purchase Option Shares as to which registration has been requested under this Section 2.2 or under the FTN Purchase Option, as the case may be, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), all other shares of Common Stock as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares;

(ii)    if the registration is undertaken as a demand registration as to FTN Purchase Option Shares: (A) first, the shares of Common Stock for the account of the holders of FTN Purchase Option Shares under the FTN Purchase Option that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares; and

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(iii) if the registration is undertaken at the demand of persons other than holders of Registrable Securities or FTN Purchase Option Shares pursuant to written contractual demand registration rights of security holders: (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities and FTN Purchase Option Shares as to which registration has been requested under this Section 5.2 or under the Registration Rights Agreement, as the case may be (pro rata in accordance with the number of shares of Registrable Securities or FTN Purchase Option Shares held); and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.2.3.  Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the pricing (if the Piggy-Back Registration is underwritten) or effectiveness (if the Piggy-Back Registration is not underwritten) of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the pricing (if the Piggy-Back Registration is underwritten) or effectiveness (if the Piggy-Back Registration is not underwritten) of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4.  Termination by Company. If at any time after giving written notice of its intention to register Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to effect such Piggy-Back Registration.

2.3     Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time on or after the Release Date, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request (a) through an underwritten offering or (b) if the Company has within the preceding one year period effected two (2) registrations on Form S-3. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written

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request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.	Registration Procedures.

3.1	Filings; Information.

3.1.1.  Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such Demand Registration would have a material adverse effect on any previously undisclosed proposal or plan by the Company to engage in any material financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other transaction or third party claim (but the Company shall not have the right to exercise the right set forth in this proviso more than once in any 365-day period in respect of a Demand Registration hereunder).

3.1.2.  Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3.  Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the

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provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any Governmental Authority) or such securities have been withdrawn.

3.1.4.  Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (a) when such Registration Statement becomes effective; (b) when any post-effective amendment to such Registration Statement becomes effective; (c) the issuance by the Commission of any stop order (and the Company shall take all actions required to remove such stop order); and (d) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5.  State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authority as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to register the Registrable Securities in any jurisdiction in which such registration would (i) cause the Company to be obligated to qualify to do business in such jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.5, or would subject the Company to taxation as a

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foreign corporation doing business in such state or (ii) cause the Investors to be obligated to escrow their shares of capital stock of the Company (except to the extent such shares are already subject to an escrow in such jurisdiction).

3.1.6.  Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Company and, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to Section 2 hereof. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, as applicable, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

3.1.7.  Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8.  Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any managing Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any managing Underwriter, during regular business hours and upon reasonable advance notice, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement. The Company shall not be required to disclose any confidential information or other records to any Underwriter unless and until such Persons shall have entered

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into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto.

3.1.9.  Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (a) any opinion of counsel to the Company delivered to any Underwriter and (b) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11. Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed (subject to official notice of issuance) on such securities exchange (or, if applicable, quoted on the OTC Bulletin Board or any successor trading market) or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed, quoted and/or designated [or, if no such similar securities are then listed, quoted and/or designated, in a manner [reasonably] satisfactory to the holders of a majority of the Registrable Securities included in such registration].

3.2	Obligation to Suspend Distribution.

3.2.1.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(d), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(d) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.2.2.   If a registration statement relating to the registration of Registrable Securities hereunder has been declared effective (“Effective Registration Statement”) and a

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Suspension Notice (as defined below) has occurred or is anticipated in good faith by the Company’s Board of Directors, the Company may, upon the good faith determination by its Board of Directors that it is reasonably necessary to suspend the use of such Effective Registration Statement or sales of Registrable Securities by Investors under such Effective Registration Statement, by written notice (the “Suspension Notice”) to the Investors, direct the Investors to suspend the use of or sales under such Effective Registration Statement for a period not to exceed thirty (30) days in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period. A “Suspension Event” shall mean: (a) a primary offering of securities by the Company where the Company is advised by the managing Underwriter or Underwriters that the sale of Registrable Securities pursuant to such Effective Registration Statement would have a material adverse effect on the Company’s primary offering or (b) pending negotiations relating to, or the consummation of, a transaction or the occurrence of an event (i) that would require additional disclosure of material information by the Company in such Effective Registration Statement or other public filings and which has not been so disclosed, (ii) as to which the Company has a bona fide business purpose for preserving confidentiality or (iii) that renders the Company unable to comply with requirements of the Commission, under circumstances that would make it unduly burdensome to promptly amend or supplement such Effective Registration Statement on a post-effective basis, as applicable. Upon the occurrence of any such suspension, the Company shall use best efforts to take or cause to be taken such action as is necessary to permit resumed use of such Effective Registration Statement promptly following the cessation of the Suspension Event giving rise to such suspension so as to permit Holder to resume use of and sales under such Effective Registration Statement as soon as practicable thereafter, but the Company shall not be required to take any action that its Board of Directors deems adverse to the Company’s interests. Upon cessation of the Suspension Event giving rise to such suspension, the Company shall provide the Investors with prompt written notice that the Suspension Event has ceased (the “End of Suspension Notice”). No Investor shall effect any sales of the Registrable Securities pursuant to such Effective Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company in a Suspension Notice, each Investor will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Investor’s possession, of any prospectuses covering the Registrable Securities at the time of receipt of such Suspension Notice.

3.3     Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or

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costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one (1) legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. Notwithstanding the foregoing, the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter prorata in proportion to the respective amount of shares each is selling in such offering.

3.4     Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities Laws.

3.5     Rule 144. The Company shall use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

3.6	Private Placement Warrants; Cashless Exercise.

3.6.1.  The Private Placement Warrants shall be issued pursuant to and subject to the terms and conditions set forth in the Warrant Agreement dated as of [_____], 2006 (the “Warrant Agreement”) between the Company and [___________] as Warrant Agent.

3.6.2. Notwithstanding the provisions of any other agreement, in lieu of the payment by an Investor of the Private Placement Warrant exercise price (the “Warrant Exercise Price”), and in lieu of being entitled to receive shares of Common Stock therefor, each holder of a Private Placement Warrant shall have the right, but not the obligation (the “Conversion Right”), to convert any exercisable but unexercised portion of the relevant Private Placement Warrant held by such holder into shares of Common Stock, on a cashless or net exercise basis or by delivering previously outstanding unregistered shares in payment of the exercise price, so as to permit tacking of holding periods under Rule 144 under the Securities Act.

3.6.3. Upon exercise of the Conversion Right, the Company shall deliver to such holder (without payment by such holder of any of the Warrant Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Warrant Value (as defined below) of the Private Placement Warrants being converted

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as of the date of such exercise by (y) the Current Market Value (as defined below) as of the date of such exercise. As used herein, the term “Warrant Value” of the Private Placement Warrants being converted as of the date of such exercise shall equal the remainder derived from subtracting (a) (i) the Warrant Exercise Price multiplied by (ii) the number of Warrants being converted from (b) (i) the Current Market Value of the Warrants being converted as of the date of such exercise multiplied by (ii) the number of Warrants being converted. As used herein, the term “Current Market Value” per Warrant as of the date of such exercise means the remainder derived from subtracting (x) (i) the Warrant Exercise Price multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the Warrants from (y) (i) the Current Market Price of the Common Stock as of the date of such exercise multiplied by (ii) the number of shares of Common Stock for which the Warrants are exercisable.

3.6.4. The Conversion Right may be exercised by any holder of the relevant Private Placement Warrant on any Business Day on or after [__________], 2007 and not later than 5:00 p.m., New York time, on [______], 2010 by delivering to the Company the relevant Private Placement Warrant with a duly executed exercise form with the cashless exercise section completed, exercising the Conversion Right and specifying the total number of Private Placement Warrants such holder will convert pursuant to the Conversion Right. The presentation and surrender shall be deemed a waiver of the holder’s obligation to pay all or any portion of the aggregate Warrant Exercise Price payable for the shares of Common Stock being issued upon such exercise of the Warrants. The Warrants surrendered for conversion shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the Warrants for conversion in accordance with the foregoing provisions.

3.7     Purchase Options; Cashless Exercise. The Company acknowledges that the Stockholder’s Purchase Option provides the Investors with cashless or net exercise rights that are comparable to the rights set forth in Section 3.6 hereof.

3.8     Unregistered Shares. Notwithstanding anything contained in this Agreement, the Stockholder’s Purchase Option or the Warrant Subscription Agreements for the Private Placement Warrants, the Company may deliver unregistered shares of Common Stock upon exercise of the Option Warrants and the Private Placement Warrants and will have no liability to any person for delivering any such unregistered shares.

4.         Representations and Warranties. The Company represents, warrants and covenants that:

4.1     Valid Existence. It is a corporation, partnership, limited liability company or other entity that is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation; it has the corporate, partnership, limited liability company or other organizational power and authority necessary to (a) execute, deliver and perform its obligations under this Agreement, (b) consummate the transactions contemplated hereby and (c) conduct its business; it is duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the Laws of each jurisdiction in which the ownership, leasing or use of assets by it or the conduct of business by it requires such licensing or qualification; and it is not in violation of any provision of its organizational documents.

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4.2    Due Authorization. The execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action on its part; this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws that may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law); and this Agreement has been duly executed by it.

4.3    Performance. It has, and during the term of this Agreement will maintain, the right under all such Laws to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

5.	Indemnification and Contribution.

5.1     Indemnification by the Company. The Company agrees to indemnify and hold harmless each selling Investor and each other holder of Registrable Securities, and each of their respective officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that (i) the indemnity agreement contained in this Section 5.1 will not apply to amounts paid in settlement of any such expense, loss, judgment, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) and (ii) the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, employees, Affiliates, directors, partners, members and agents and each Person who controls such

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Underwriter on substantially the same basis as that of the indemnification provided above in this Section 5.1.

5.2     Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other Person, if any, who controls such selling holder or such underwriter or the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

5.3     Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling

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Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of each party by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a Party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

5.4	Contribution.

5.4.1. If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.4.2. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding Section 5.4.1 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.	Miscellaneous.

6.1     Notices. All notices and demands required or permitted to be given pursuant to this Agreement shall be transmitted by personal delivery, by a nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

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When the Company is the intended recipient:

Symmetry Holdings Inc.

432 Scarborough Road

Briarcliff Manor, NY 10510

Attention: Chief Executive Officer

Facsimile:  (212) 808-7897

With a copy to:

Kelley Drye & Warren LLP

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Attention:  Randi-Jean G. Hedin

Facsimile:  (203) 327-2669

When an Investor is the intended recipient, to its address set forth on the signature page or pages hereto.

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Section 6.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), the return receipt (if transmitted by mail) or the answer back or call back (if transmitted by facsimile) or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

6.2     Governing Law; Forum; Jury Trial. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each Party agrees that any action, proceeding or claim arising out of this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such action, proceeding or claim. Each Party consents to service of process upon it with respect to any such action, proceeding or claim by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such action, proceeding or claim in any court in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH ACTION, PROCEEDING OR CLAIM.

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6.3	Binding Effect; Transfers; Assignment; Third Party Beneficiaries.

6.3.1.   Binding Effect. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

6.3.2.   Transfers. Except to the extent otherwise provided in this Section 6.3, none of the rights of any Investor under this Agreement shall be transferred to any Person unless (a) such transfer complies with applicable securities laws, (b) an applicable restrictive legend is placed on the certificate for the relevant Equity Interest, (c) such Person is a Qualifying Investor, and (d) such Person agrees to become a Party to, and bound by, all of the terms and conditions of, this Agreement. Upon transfer of Shares and rights in accordance with this Section 6.3.2, such Qualified Investor shall be deemed an “Investor” hereunder.

6.3.3.   Assignment. Except as provided in this Section 6.3, no Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of Law or otherwise) without the prior written consent of the other Parties. This Agreement and the rights and obligations of a holder of Registrable Securities hereunder may be assigned and delegated by such holder of Registrable Securities in conjunction with (and to the extent of) any transfer of Registrable Securities by any such holder permitted hereunder. The Company shall not assign or delegate (by operation of Law or otherwise) without the prior written consent of each holder, except for an assignment or delegation by operation of Law that complies with the next sentence. Prior to or concurrent with any assignment or delegation by operation of Law, the Company shall cause the successor to assume all rights and obligations of the Company hereunder. The Company agrees that it shall be a condition precedent to any such transaction that it shall have complied with the prior sentence. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of another other Party or Parties, if such consent is required hereby, shall be void, except that if holder assigns or delegates as permitted without consent, then such holder is relieved as to those rights and obligations assumed by its transferee; and any such transferee is deemed a third party beneficiary of this Agreement. No such assignment or delegation shall relieve the assignor or delegator of its obligations hereunder.

6.3.4.   Third Party Beneficiaries. No Person shall be, or be deemed to be, a third party beneficiary of this Agreement, other than as expressly set forth in Article 5 and this Section 6.3.

6.4     Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written) by, between or among the Parties with respect to the subject matter hereof.

6.5    Amendments. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Company and a majority-in-interest of the voting power of the Investors (and any such amendment, modification or termination made with the written consent of a majority-in-interest of the Investors shall be binding on all of the Investors); provided, that this Agreement may be amended or supplemented without notice to or consent of any Investor to (a) cure any ambiguity or omission or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions contained herein, (b) make any change that is not adverse to the non-consenting Party or (c) add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Investors. No cancellation, renewal or extension of this Agreement shall be binding upon a Party unless such cancellation, renewal or extension is set forth in a written instrument which states that it cancels, renews or extends this Agreement and which is executed and delivered by each Party.

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6.6    Waivers. No waiver of any provision of this Agreement shall be binding upon a Party, unless such waiver is expressly set forth in a written instrument that is executed and delivered by such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

6.7    Remedies Limited. No Party shall, for any reason or under any legal theory, be liable for any special, indirect, incidental or consequential damages arising out of any breach of or default under this Agreement, even if informed of the possibility of such damages in advance; provided, that no decline in value or liquidity of Registrable Securities shall constitute special, indirect, incidental or consequential damages.

6.8	Headings; Counterparts; Interpretation.

6.8.1   Headings. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

6.8.2   Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties. Delivery of a counterpart by facsimile shall be as effective as delivery of an original.

6.8.3   Interpretation. All Parties have participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman.

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6.9     Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

6.10    Remedies Cumulative. If the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, an Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at Law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement, or now or hereafter otherwise available, shall be mutually exclusive. Each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at Law, in equity, by statute or otherwise.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

SYMMETRY HOLDINGS INC.

By: _______________________

 Name:

 Title:

INVESTORS:

_______________________

Corrado De Gasperis

432 Scarborough Road

Briarcliff Manor, NY 10510

_______________________

Gilbert E. Playford

5200 St. Andrews Island

Grand Harbor

Vero Beach, FL 32967-7296

_______________________

Domenico Lepore

Via Ottaviano Vimercati, 8

20126 Milano

Italy

_______________________

Scott C. Mason

1601 West Diehl Rd.

Naperville, IL 60563

_______________________

M. Ridgway Barker

418 Wahackme Road

New Canaan, CT 06840

_______________________

Donald C. Bailey

1 Northcote Park Wrens Hill

Oxshott, Surrey

England

KT22 9HL, United Kingdom

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